Exhibit 99.1

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

Highlights:

•	Fourth-Quarter GAAP net loss from continuing operations of $236.0 million or $1.09 per share and full-year GAAP net earnings from continuing operations of $95.6 million or $0.44 per diluted share; includes fourth-quarter non-cash charge for the recognition of impairment of goodwill and other intangibles of the company’s North American forms and labels business of $362.3 million ($359.3 million net of tax)

•	Fourth-Quarter Non-GAAP net earnings from continuing operations of $134.3 million or $0.62 per diluted share

•	Full-Year Non-GAAP net earnings from continuing operations of $496.4 million or $2.29 per diluted share

•	Full-Year GAAP operating margin of 5.3%, a decrease from 6.4% in 2004

•	Full-Year Non-GAAP operating margin of 10.4%, an increase from 9.0% in 2004

•	Full-Year cash from continuing operations of $971.7 million, an increase from $759.4 million in 2004

•	New share repurchase program of 10 million shares

•	Full-year, 2006 Non-GAAP net earnings per diluted share from continuing operations guidance of $2.45 to $2.50

CHICAGO, February 22, 2006 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported a fourth-quarter 2005 net loss from continuing operations of $236.0 million or $1.09 per share on net sales of $2.4 billion compared to net earnings from continuing operations of $148.8 million or $0.66 per diluted share on net sales of $2.1 billion in the fourth quarter of 2004. The fourth-quarter 2005 net earnings from continuing operations included charges for impairment ($364.3 million), restructuring ($13.4 million) and integration ($1.9 million) totaling $379.6 million, primarily related to a non-cash charge for the recognition of impairment of goodwill and other intangibles of the company’s North American forms and labels business. The non-cash impairment charge followed our annual impairment test of indefinite-lived assets, in accordance with FASB Statement No. 142, Accounting for Goodwill and Other Intangible Assets. The impairment test is performed on a reporting unit basis within each segment and, while it may result in non-cash charges or write-downs, an impairment evaluation does not result in recognition of increases in value, if any, in other segments, or in the business as a whole. Net earnings from continuing operations in the fourth quarter of 2004 included charges for restructuring ($10.1 million), impairment ($5.6 million) and integration ($5.6 million) totaling $21.3 million, primarily related to the integration of the 2004 acquisition of Moore Wallace, and a non-cash write-down of the company’s investment in affordable housing of $14.4 million. During the fourth quarter of 2004, the company completed the sale of its Package Logistics business as well as announced its intention to sell its Peak Technologies business. Accordingly, Peak Technologies, the sale of which closed during the fourth quarter of 2005, and Package Logistics are reported as discontinued operations in all periods presented. The company recorded net income from discontinued operations of $73.5 million in the fourth quarter of 2005, primarily attributable to certain tax benefits recognized as part of the sale of Peak Technologies, and a net loss from discontinued operations of $12.0 million in the fourth quarter of 2004. Including discontinued operations, net loss was $162.5 million or $0.75 per share in the fourth quarter of 2005 compared to net earnings of $136.8 million or $0.61 per diluted share in the fourth quarter of 2004.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings from continuing operations totaled $134.3 million or $0.62 per diluted share in the fourth quarter of 2005 compared to $132.3 million or $0.59 per diluted share in the fourth quarter of 2004. Non-GAAP net earnings from continuing operations excluded restructuring, impairment and integration charges in the fourth quarters of both 2005 and 2004 and a non-cash write-down of the company’s investment in affordable housing in the fourth quarter of 2004. For non-GAAP comparison purposes, the effective tax rate was 30.3% in the fourth quarter of 2005 and 38.3% in the fourth quarter of 2004. The lower tax rate used in the fourth quarter of 2005 primarily reflects the benefit from a larger proportion of taxable income being generated in lower tax jurisdictions and the reversal of non-US tax valuation allowances.

A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“Our fourth-quarter performance exceeded our expectations, led by continued strong revenue growth in our Publishing and Retail Services and Integrated Print segments,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “I am especially pleased with our exceptionally strong cash from continuing operations of nearly a billion dollars for the year as well as the significant customer wins and renewals we have achieved, and the significant opportunities that we have afforded our employees. We continue to win in the marketplace and in the workplace.”

Angelson added, “We are pleased to announce an increase in our share repurchase program of up to 10 million shares, demonstrating the confidence we have in our ability to generate strong cash flow that will provide us with the added flexibility to execute on all aspects of our growth and capital deployment strategy, while very comfortably paying our dividend and servicing our debt.”

Business Review (Continuing Operations)

Following are the results for the company and each reportable segment.

Summary

Net sales in the quarter were $2.4 billion, up 13.1% from the fourth quarter of 2004. The increase was primarily due to acquisitions, primarily the Astron Group, Asia Printers Group and Poligrafia, new customer wins and increased volume with existing customers in the Publishing and Retail Services and Integrated Print Communications segments. The gross margin rate decreased to 26.2% in the fourth quarter of 2005 from 27.4% in the fourth quarter of 2004, reflecting increased performance-based plant level bonuses and higher year-over-year paper prices, offset in part by benefits from cost reduction actions and procurement savings. Selling, general and administrative expense as a percentage of net sales increased to 12.3% in the fourth quarter of 2005 from 11.4% in the fourth quarter of 2004, reflecting increased costs for incentive compensation that more than offset the benefits of our cost reduction efforts. Operating margin, which was negatively impacted by restructuring, impairment and integration charges of $379.6 million in the fourth quarter of 2005 and $21.3 million in the fourth quarter of 2004, decreased to a loss in the fourth quarter of 2005 from 10.4% in the fourth quarter a year earlier.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

Excluding restructuring, impairment and integration charges of $379.6 million and $21.3 million in the fourth quarters of 2005 and 2004, respectively, the non-GAAP operating margin for the fourth quarter of 2005 was 9.3% compared to 11.4% for the fourth quarter of 2004. The fourth quarter of 2005 included higher expenses for performance-based plant level bonuses, incentive compensation, paper and non-cash depreciation and purchase accounting-related amortization associated with acquisitions. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

The company reports its results in four reportable segments: 1) Publishing and Retail Services, 2) Integrated Print Communications, 3) Forms and Labels and 4) Corporate.

The Publishing and Retail Services segment includes our magazine, catalog, and retail, directories and book businesses within North America, Europe and Asia, logistics and premedia businesses. Net sales for the Publishing and Retail Services segment increased 10.9% to $1.2 billion from the fourth quarter of 2004 primarily due to the acquisition of the Asia Printers Group and Poligrafia and sales increases within the Asian and domestic magazine, catalog, and retail businesses. The segment’s operating margin, which was negatively impacted by restructuring, impairment and integration charges of $6.0 million and $1.8 million in the fourth quarters of 2005 and 2004, respectively, was 12.7% in the fourth quarter of 2005 compared to 15.1% in the fourth quarter of 2004. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin for the fourth quarter of 2005 was 13.2% compared to 15.3% in the fourth quarter of 2004 as our productivity efforts were more than offset by increased costs of performance-based plant level bonuses, incentive compensation, energy, and paper. While higher paper prices depress operating margin percentages, they have no material impact on operating income, as price increases largely are passed directly through to customers.

The Integrated Print Communications segment includes our direct mail, global capital markets, dynamic communication solutions, short-run commercial print, and the Astron Group businesses. Net sales for the Integrated Print Communications segment increased 27.4% to $703.5 million from the fourth quarter of 2004, primarily due to the acquisition of the Astron Group as well as sales growth in our direct mail, short-run commercial and dynamic communication solutions businesses. The segment’s operating margin, which was negatively impacted by restructuring, impairment and integration charges of $0.9 million and $6.9 million in the fourth quarters of 2005 and 2004, respectively, decreased to 9.0% in the fourth quarter of 2005 from 11.2% in the fourth quarter of 2004. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin decreased to 9.1% in the fourth quarter of 2005 from 12.4% in the fourth quarter of 2004. This decrease was due, in part, to incremental non-cash depreciation and purchase accounting-related amortization expenses associated with the acquisition of the Astron Group, business mix and increased costs of performance-based plant level bonuses.

The Forms and Labels segment includes our forms, labels, office products and Latin American businesses. Certain businesses within the Forms and Labels market continue to be in secular decline. Net sales for the segment increased 0.6% to $442.8 million in the fourth quarter of 2005 from the fourth quarter of 2004. The segment’s operating margin, which was negatively impacted by restructuring, impairment and integration charges of $362.4 million and $10.1

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

million in the fourth quarters of 2005 and 2004, respectively, decreased to a loss in the fourth quarter of 2005 from 5.1% in the fourth quarter of 2004, primarily related to a non-cash goodwill and other intangibles impairment charge of $362.3 million. Excluding restructuring, impairment and integration charges, non-GAAP operating margin decreased to 6.1% in the fourth quarter of 2005 from 7.4% in the fourth quarter of 2004, primarily due to continued pricing pressure.

Corporate operating expenses increased to $44.3 million in the fourth quarter of 2005 from $32.9 million in the fourth quarter of 2004. Excluding restructuring, impairment and integration charges of $10.3 million and $2.5 million in the fourth quarters of 2005 and 2004, respectively, corporate operating expenses increased $3.6 million to $34.0 million from the fourth quarter of the prior year primarily related to increased incentive compensation.

Full-Year Results

The company reported net earnings from continuing operations of $95.6 million or $0.44 per diluted share on net sales of $8.4 billion for the full year of 2005 compared to net earnings from continuing operations of $264.9 million or $1.30 per diluted share on net sales of $7.2 billion for the full year of 2004. The full-year 2005 net earnings from continuing operations included charges for impairment ($370.1 million), restructuring ($49.7 million), and integration ($8.3 million) totaling $428.1 million, primarily related to a non-cash charge for the recognition of impairment of goodwill and other intangibles of the company’s North American forms and labels business and our productivity efforts. Full-year 2004 net earnings from continuing operations included charges for restructuring ($85.1 million), impairment ($22.3 million) and integration ($80.8 million) totaling $188.2 million, primarily related to the integration of the 2004 acquisition of Moore Wallace, and a non-cash write-down of the company’s investment in affordable housing of $14.4 million. Operating margin, which was negatively impacted by restructuring, impairment and integration charges, decreased to 5.3% for the full year of 2005 from 6.4% for the full year of 2004. Excluding restructuring, integration and impairment charges, non-GAAP operating margin increased to 10.4% for the full year of 2005 from 9.0% for the full year of 2004, primarily as a result of increased volume and the benefit of cost reduction efforts. The effective tax rate was 71.5% in 2005 primarily due to the non-deductibility of the non-cash impairment charge. Results from continuing operations for the full year of 2004 include a non-cash write-down of the company’s investment in affordable housing that was nearly offset by the net gain on the disposition of investments, and a net tax benefit totaling $37.6 million. Net earnings, which include discontinued operations and, a $6.6 million net charge for the cumulative effect of a change in an accounting principle (adoption of FIN 46R further discussed on attached reconciling schedules) in 2004, were $137.1 million or $0.63 per diluted share for the full year of 2005 compared to $178.3 million or $0.88 per diluted share for the full year of 2004.

Non-GAAP net earnings from continuing operations totaled $496.4 million or $2.29 per diluted share in the full year of 2005 compared to $337.0 million or $1.65 per diluted share in the full year of 2004. Full-year non-GAAP net earnings from continuing operations excluded restructuring, impairment and integration charges in both 2005 and 2004. Also excluded are a non-cash write-down of the company’s investment in affordable housing, net gains on the disposition of investments and the cumulative effect of a change in an accounting principle in 2004. For non-GAAP comparison purposes, the effective tax rate was 34.8% in 2005 and 38.3% in 2004, reflecting a larger proportion of taxable income being generated in lower tax jurisdictions and the reversal of non-US tax valuation allowances.

A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

Outlook - 2006 Full-Year Non-GAAP EPS from Continuing Operations

For the full year of 2006, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $2.45 to $2.50. This guidance assumes no shares repurchased under the authorization available to the company, but includes the impact from the adoption of SFAS 123 (R) – Share-Based Payment. The non-GAAP effective tax rate for 2006 is expected to be 35.6%.

Non-GAAP net earnings per diluted share from continuing operations exclude certain items that management believes are unrelated to the ongoing operations of the business. In 2006, these items may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call to discuss its fourth quarter results on Wednesday, February 22, 2006, at 5:00 pm Eastern Time (4:00 pm Central Time). The company will provide a live webcast of the earnings conference call, which can be accessed via the Internet at http://www.rrdonnelley.com (“Investors”). Individuals wishing to participate can join the conference call by dialing (706) 634-1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (706) 645-9291, passcode 4454484.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the Company’s businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

R. R. Donnelley and Sons Company

Consolidated Balance Sheets

As of December 31, 2005 and December 31, 2004

(In millions, except per share data)

	At December 31, 2005 (UNAUDITED)	At December 31, 2004 (AUDITED)
Assets

Current Assets
Cash and cash equivalents	$366.7	$641.8
Receivables, less allowance for doubtful accounts	1,529.1	1,252.8
Inventories	481.4	422.0
Prepaid expenses and other current assets	67.5	44.1
Deferred income taxes	177.0	239.9

Total Current Assets	2,621.7	2,600.6

Property, plant and equipment - net	2,138.6	1,924.5
Prepaid pension cost	515.3	498.3
Goodwill	2,755.0	2,472.7
Other intangible assets - net	1,094.3	666.1
Other assets	253.1	288.7
Assets of discontinued operations	—	102.8

Total Assets	$9,378.0	$8,553.7

Liabilities

Current Liabilities
Accounts payable	718.1	517.8
Accrued liabilities	845.3	765.0
Short-term debt	269.1	204.5

Total Current Liabilities	1,832.5	1,487.3

Long-term debt	2,365.4	1,581.2
Postretirement benefits	330.6	336.9
Deferred income taxes	596.8	576.3
Other liabilities	527.1	534.5
Liabilities from discontinued operations	1.4	50.9

Total Liabilities	$5,653.8	$4,567.1

Shareholders’ Equity

Preferred stock, $1.00 par value
Authorized shares: 2.0; Issued: None	—	—

Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2005 (2004 - 243.0)	303.7	303.7

Additional paid in capital	2,888.2	2,856.7

Retained earnings	1,439.4	1,536.9

Accumulated other comprehensive loss	(90.2)	(72.2)

Unearned compensation	(44.9)	(30.3)

Treasury stock, at cost, 25.5 shares in 2005 (2004 - 20.6 shares)	(772.0)	(608.2)

Total Shareholders’ Equity	$3,724.2	$3,986.6

Total Liabilities and Shareholders’ Equity	$9,378.0	$8,553.7

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS AND ISSUES 2006 GUIDANCE

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2005 and 2004

(In millions, except per share data)

(UNAUDITED)

	Three months ending December 31,						Twelve months ending December 31,
	2005 GAAP	ADJUSTMENTS TO NON-GAAP	2005 NON-GAAP	2004 GAAP	ADJUSTMENTS TO NON-GAAP	2004 NON-GAAP	2005 GAAP	ADJUSTMENTS TO NON-GAAP	2005 NON-GAAP	2004 GAAP	ADJUSTMENTS TO NON-GAAP	2004 NON-GAAP
Net sales	$2,387.9	—	$2,387.9	$2,111.8	—	$2,111.8	$8,430.2	—	$8,430.2	$7,156.4	—	$7,156.4

Cost of sales (exclusive of depreciation and amortization shown below)	1,761.2	—	1,761.2	1,534.1	(3.1)	1,531.0	6,090.3	(0.1)	6,090.2	5,269.6	(72.2)	5,197.4
Selling, general and administrative expense (exclusive of depreciation and amortization shown below)	293.8	(1.9)	291.9	240.5	(2.5)	238.0	1,044.7	(8.2)	1,036.5	934.7	(8.6)	926.1
Restructuring and impairments - net	377.7	(377.7)	—	15.7	(15.7)	—	419.8	(419.8)	—	107.4	(107.4)	—
Depreciation and amortization	113.6	—	113.6	101.5	—	101.5	425.0	—	425.0	385.5	—	385.5

Total operating expenses	2,546.3	(379.6)	2,166.7	1,891.8	(21.3)	1,870.5	7,979.8	(428.1)	7,551.7	6,697.2	(188.2)	6,509.0

Income (loss) from continuing operations	(158.4)	379.6	221.2	220.0	21.3	241.3	450.4	428.1	878.5	459.2	188.2	647.4

Interest expense - net	33.9	—	33.9	22.7	—	22.7	110.7	—	110.7	85.9	—	85.9
Investment and other income (expense)	4.1	—	4.1	(22.1)	14.4	(7.7)	(7.9)	—	(7.9)	(16.5)	0.1	(16.4)

Earnings (loss) from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	(188.2)	379.6	191.4	175.2	35.7	210.9	331.8	428.1	759.9	356.8	188.3	545.1

Income taxes	48.6	9.3	57.9	28.6	52.2	80.8	237.4	27.3	264.7	92.6	116.2	208.8
Minority interest	(0.8)	—	(0.8)	(2.2)	—	(2.2)	(1.2)	—	(1.2)	(0.7)	—	(0.7)

Net earnings (loss) from continuing operations before cumulative effect of change in accounting principle	(236.0)	370.3	134.3	148.8	(16.5)	132.3	95.6	400.8	496.4	264.9	72.1	337.0

Income (loss) from discontinued operations - net of tax	73.5	(73.5)	—	(12.0)	12.0	—	41.5	(41.5)	—	(80.0)	80.0	—

Net earnings (loss) before cumulative effect of change in accounting principle	(162.5)	296.8	134.3	136.8	(4.5)	132.3	137.1	359.3	496.4	184.9	152.1	337.0

Cumulative effect of change in accounting principle - net of tax	—	—	—	—	—	—	—	—	—	(6.6)	6.6	—

Net earnings (loss)	$(162.5)	$296.8	$134.3	$136.8	$(4.5)	$132.3	$137.1	$359.3	$496.4	$178.3	$158.7	$337.0

Earnings per share:
Basic
Net earnings (loss) from continuing operations before cumulative effect of change in accounting principle	$(1.09)		$0.62	$0.67		$0.60	$0.45		$2.31	$1.31		$1.67
Income (loss) from discontinued operations, net of tax	0.34		—	(0.05)		—	0.19		—	(0.40)		—
Cumulative effect of change in accounting principle - net of tax	—		—	—		—	—		—	(0.03)		—

Net earnings (loss)	$(0.75)		$0.62	$0.62		$0.60	$0.64		$2.31	$0.88		$1.67

Diluted
Net earnings (loss) from continuing operations before cumulative effect of change in accounting principle	$(1.09)		$0.62	$0.66		$0.59	$0.44		$2.29	$1.30		$1.65
Income (loss) from discontinued operations, net of tax	0.34		—	(0.05)		—	0.19		—	(0.39)		—
Cumulative effect of change in accounting principle - net of tax	—		—	—		—	—		—	(0.03)		—

Net earnings (loss)	$(0.75)		$0.62	$0.61		$0.59	$0.63		$2.29	$0.88		$1.65

Weighted average common shares outstanding:
Basic	215.9		215.9	220.6		220.6	215.0		215.0	202.3		202.3
Diluted	215.9		217.5	222.6		222.6	216.7		216.7	204.2		204.2

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	Three months ended December 31, 2005				Three months ended December 31, 2004
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$(158.4)	-6.6%	$(162.5)	$(0.75)	$220.0	10.4%	$136.8	$0.61
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	377.7	15.8%	368.7	1.70	15.7	0.7%	9.3	0.04
Integration charges (2)	1.9	0.1%	1.2	0.01	5.6	0.3%	3.3	0.02
Non-cash write-down of affordable housing investments (3)							8.5	0.04
Income tax adjustments (4)			0.4	0.00			(37.7)	(0.17)
Net (income) loss from discontinued operations (5)			(73.5)	(0.34)			12.0	0.05

Total non-GAAP adjustments	379.6	15.9%	296.8	1.37	21.3	1.0%	(4.5)	(0.02)

Non-GAAP measures	$221.2	9.3%	$134.3	$0.62	$241.3	11.4%	$132.3	$0.59

(1)	Restructuring and impairment: Operating results for 2005 and 2004 were affected by the following restructuring and impairment charges:

•	2005 included $362.3 million of non-cash charges for impairment of goodwill and other intangible assets in the Forms and Labels segment; $2.8 million for employee termination costs primarily associated with restructuring actions to improve the efficiency of operations; $10.6 million of other restructuring costs, primarily lease termination costs; and $2.0 for impairment of other long-lived assets.

•	2004 included $8.9 million for employee termination costs, primarily associated with the Moore Wallace acquisition; $1.2 million in other restructuring costs; and $5.6 million of impairment charges.
(2)	Integration charges: Operating income included post-acquisition integration charges of $1.9 million in 2005 and $5.6 million in 2004 related to the Moore Wallace acquisition.
(3)	Non-cash write-down of affordable housing investments: Investment and other income included $14.4 million in 2004 for the non-cash write-down of the Company’s investment in affordable housing.
(4)	Income tax adjustments: Income tax expense in 2005 and 2004 included certain items and adjustments to reflect the Company’s estimated fourth-quarter pro forma tax rate of 30.3% and 38.3%, respectively.
(5)	Net (income) loss from discontinued operations: Included in the net (income) loss from discontinued operations in 2005 and 2004 are the results of Peak Technologies (sold on December 22, 2005), Momentum Logistics (shut down in the fourth quarter of 2004) and the package logistics business (sold in October 2004). In 2005, the net income from discontinued operations includes a gain on sale of Peak Technologies of $77.3 million, including the impact of related tax benefits of $79.0 million. Included in the net loss from discontinued operations in 2004 was an after-tax loss on the sale of package logistics of $6.0 million.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	Twelve months ended December 31, 2005				Twelve months ended December 31, 2004
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$450.4	5.3%	$137.1	$0.63	$459.2	6.4%	$178.3	$0.88
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	419.8	5.0%	395.6	1.83	107.4	1.5%	63.7	0.31
Integration charges (2)	8.3	0.1%	5.2	0.02	80.8	1.1%	47.9	0.23
Gain on sale of investments (3)							(13.9)	(0.07)
Non-cash write-down of affordable housing investments (4)							8.5	0.04
Income tax adjustments (5)							(34.1)	(0.16)
Net (income) loss from discontinued operations (6)			(41.5)	(0.19)			80.0	0.39
Cumulative effect of change in accounting principle (7)							6.6	0.03

Total non-GAAP adjustments	428.1	5.1%	359.3	1.66	188.2	2.6%	158.7	0.77

Non-GAAP measures	$878.5	10.4%	$496.4	$2.29	$647.4	9.0%	$337.0	$1.65

(1)	Restructuring and impairment: Operating results for 2005 and 2004 were affected by the following restructuring and impairment charges:

•	2005 included $362.3 million of non-cash charges for impairment of goodwill and other intangible assets in the Forms and Labels segment; $15.9 million for employee termination costs primarily associated with restructuring actions related to the Moore Wallace acquisition and other actions to restructure operations; $33.8 million of other costs, including $15.7 million associated with the relocation of the Company’s corporate headquarters; and $7.8 for impairment of other long-lived assets.

•	2004 included $81.6 million for employee termination costs, primarily associated with the Moore Wallace acquisition; $3.4 million in other restructuring costs; and $22.4 million of impairment charges, including $13.4 million for the abandonment of certain enterprise software projects.
(2)	Integration charges: Operating income included adjustments to cost of sales for the fair market value of acquired inventory and backlog ($66.9 million in 2004) and other post-acquisition integration charges ($8.3 million in 2005 and $13.9 million in 2004) related to the Moore Wallace acquisition.
(3)	Gain on sale of investments: Investment and other income included a net gain on the disposition of investments in Latin America of $14.3 million ($13.9 million after-tax) in 2004.
(4)	Non-cash write-down of affordable housing investments: Investment and other income included $14.4 million in 2004 for the non-cash write-down of the Company’s investment in affordable housing.
(5)	Income tax adjustments: Income tax expense in 2004 included certain one-time items and adjustments that reduced the Company’s effective tax rate from its estimated pro forma tax rate for the year of 38.3%. These items include the benefit of $30.5 million in reversals of tax accruals for contingencies upon expiration of certain state statutory limitations and $7.1 million for the reversal of a non-U.S. valuation allowance.
(6)	Net (income) loss from discontinued operations: Included in the net (income) loss from discontinued operations in 2005 and 2004 are the results of Peak Technologies (sold on December 22, 2005), Momentum Logistics (shut down in the fourth quarter of 2004) and the package logistics business (sold in October 2004). In 2005, the net income from discontinued operations includes income from Peak Technologies of $42.0 million, including the impact of related pre-tax impairment charges of $36.6 million and tax benefits of $93.5 million. Included in the net loss from discontinued operations in 2004 are pretax restructuring and impairment charges of $108.2 million related to Momentum Logistics and package logistics and an after-tax loss on the sale of package logistics of $6.0 million.
(7)	Cumulative effect of change in accounting principle: Amount represents the cumulative effect of change in accounting principle for the adoption of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities.” The cumulative effect reflects the difference between the previous carrying amount of the Company’s investments in certain affordable housing partnerships and the underlying carrying values of the partnerships’ assets and liabilities upon consolidation of these entities into the Company’s consolidated balance sheet.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended December 31, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Three Months Ended December 31, 2005
Net sales	$1,241.6	$703.5	$442.8	$—	$2,387.9
Operating expenses	1,083.5	640.1	778.4	44.3	2,546.3

Operating income (loss)	158.1	63.4	(335.6)	(44.3)	(158.4)
Operating margin %	12.7%	9.0%	(75.8)%	NM	(6.6)%

Non-GAAP Adjustments
Restructuring charges	6.0	0.8	(0.1)	6.7	13.4
Impairment charges	—	0.1	362.5	1.7	364.3
Integration charges	—	—	—	1.9	1.9

Total Non-GAAP Adjustments	6.0	0.9	362.4	10.3	379.6
Operating income (loss) before restructuring, impairment and integration charges	$164.1	$64.3	$26.8	$(34.0)	$221.2
Operating margin before restructuring, impairment and integration charges %	13.2%	9.1%	6.1%	NM	9.3%

Depreciation and amortization	58.7	32.4	14.0	8.5	113.6
Capital expenditures	92.5	33.7	9.1	11.5	146.8

Three Months Ended December 31, 2004
Net sales	$1,119.7	$552.1	$440.0	$—	$2,111.8
Operating expenses	950.7	490.5	417.7	32.9	1,891.8

Operating income (loss)	169.0	61.6	22.3	(32.9)	220.0
Operating Margin %	15.1%	11.2%	5.1%	NM	10.4%

Non-GAAP Adjustments
Restructuring charges	0.6	3.6	5.4	0.5	10.1
Impairment charges	0.8	1.2	3.6	—	5.6
Integration charges	0.4	2.1	1.1	2.0	5.6

Total Non-GAAP Adjustments	1.8	6.9	10.1	2.5	21.3

Operating income (loss) before restructuring, impairment and integration charges	$170.8	$68.5	$32.4	$(30.4)	$241.3
Operating margin before restructuring, impairment and integration charges %	15.3%	12.4%	7.4%	NM	11.4%

Depreciation and amortization	52.3	24.1	16.6	8.5	101.5
Capital expenditures	93.3	14.2	7.3	5.4	120.2

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the twelve months ended December 31, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Twelve Months Ended December 31, 2005
Net sales	$4,269.8	$2,491.5	$1,668.9	$—	$8,430.2
Operating expenses	3,656.4	2,211.7	1,908.2	203.5	7,979.8

Operating income (loss)	613.4	279.8	(239.3)	(203.5)	450.4
Operating margin %	14.4%	11.2%	(14.3)%	NM	5.3%

Non-GAAP Adjustments
Restructuring charges	14.2	8.6	3.7	23.2	49.7
Impairment charges	1.6	2.2	364.6	1.7	370.1
Integration charges	0.4	0.5	0.9	6.5	8.3

Total Non-GAAP Adjustments	16.2	11.3	369.2	31.4	428.1

Operating income (loss) before restructuring, impairment and integration charges	$629.6	$291.1	$129.9	$(172.1)	$878.5
Operating margin before restructuring, impairment and integration charges %	14.7%	11.7%	7.8%	NM	10.4%

Depreciation and amortization	214.6	118.6	60.6	31.2	425.0
Capital expenditures	342.7	76.7	20.4	31.2	471.0

Twelve Months Ended December 31, 2004
Net sales	$3,821.7	$1,880.7	$1,454.0	$—	$7,156.4
Operating expenses	3,363.8	1,700.9	1,406.1	226.4	6,697.2

Operating income (loss)	457.9	179.8	47.9	(226.4)	459.2
Operating margin %	12.0%	9.6%	3.3%	NM	6.4%

Non-GAAP Adjustments
Restructuring charges	30.2	14.5	20.7	19.7	85.1
Impairment charges	16.1	1.9	4.3	—	22.3
Integration charges	0.4	21.1	52.6	6.7	80.8

Total Non-GAAP Adjustments	46.7	37.5	77.6	26.4	188.2

Operating income (loss) before restructuring, impairment and integration charges	$504.6	$217.3	$125.5	$(200.0)	$647.4
Operating margin before restructuring, impairment and integration charges %	13.2%	11.6%	8.6%	NM	9.0%

Depreciation and amortization	210.9	86.3	54.7	33.6	385.5
Capital expenditures	188.5	44.5	14.4	17.8	265.2

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the twelve months ended December 31, 2005 and 2004

IN MILLIONS

(UNAUDITED)

	2005	2004
Operating Activities
Net earnings	$137.1	$178.3
Net (income) loss from discontinued operations	(41.5)	80.0
Adjustment to reconcile net earnings (loss) to cash provided by operating activities	996.2	627.9
Changes in operating assets and liabilities	(120.1)	(126.8)

Net cash provided by operating activities of continuing operations	971.7	759.4
Net cash (used for) provided by operating activities of discontinued operations	(23.8)	62.8

Net cash provided by operating activities	947.9	822.2

Net cash used for investing activities of continuing operations	(1,631.5)	(119.5)
Net cash provided by investing activities of discontinued operations	19.4	55.6

Net cash used for investing activities	(1,612.1)	(63.9)

Net cash provided by (used for) financing activities of continuing operations	387.7	(191.8)
Net cash used for financing activities of discontinued operations	—	(2.8)

Net cash provided by (used for) financing activities	387.7	(194.6)

Effect of exchange rates on cash and cash equivalents	1.4	17.3

Net (decrease) increase in cash and cash equivalents	(275.1)	581.0

Cash and cash equivalents at beginning of period	641.8	60.8

Cash and cash equivalents at end of period	$366.7	$641.8

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended December 31, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2005
Publishing and Retail Services	$1,241.6	$8.5	$1,250.1
Integrated Print Communications	703.5	—	$703.5
Forms and Labels	442.8	—	$442.8
Corporate	—		$—

Consolidated	$2,387.9	$8.5	$2,396.4

Three Months Ended December 31, 2004
Publishing and Retail Services	$1,119.7	$62.4	$1,182.1
Integrated Print Communications	552.1	128.3	$680.4
Forms and Labels	440.0		$440.0
Corporate			$—

Consolidated	$2,111.8	$190.7	$2,302.5

Net sales change
Publishing and Retail Services	10.9%		5.8%
Integrated Print Communications	27.4%		3.4%
Forms and Labels	0.6%		0.6%
Corporate
Consolidated	13.1%		4.1%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2005 and 2004 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended December 31, 2005 the adjustment for net sales of acquired businesses reflects the net sales of Spencer Press (acquired November 9, 2005) as if the acquisition had occurred on October 1, 2005.

For the quarter ended December 31, 2004 the adjustment for net sales of acquired businesses reflects the net sales of the Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005) and Spencer Press (acquired November 9, 2005) for the three months ended December 31, 2004 as if the respective acquisitions had occurred on October 1, 2004.

RR DONNELLEY REPORTS FOURTH QUARTER AND 2005 RESULTS AND ISSUES 2006 GUIDANCE

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the twelve months ended December 31, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2005
Publishing and Retail Services	$4,269.8	$167.0	$4,436.8
Integrated Print Communications	2,491.5	272.2	2,763.7
Forms and Labels	1,668.9	—	1,668.9
Corporate	—		—

Consolidated	$8,430.2	$439.2	$8,869.4

Twelve Months Ended December 31, 2004
Publishing and Retail Services	$3,821.7	$272.5	$4,094.2
Integrated Print Communications	1,880.7	735.5	2,616.2
Forms and Labels	1,454.0	245.8	1,699.8
Corporate	—		—

Consolidated	$7,156.4	$1,253.8	$8,410.2

Net sales change
Publishing and Retail Services	11.7%		8.4%
Integrated Print Communications	32.5%		5.6%
Forms and Labels	14.8%		-1.8%
Corporate
Consolidated	17.8%		5.5%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the year ended December 31, 2005 and 2004 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the year ended December 31, 2005 the adjustment for net sales of acquired businesses reflects the net sales of the Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005) and Spencer Press (acquired November 9, 2005) as if the respective acquisitions had occurred on January 1, 2005.

For the year ended December 31, 2004 the adjustment for net sales of acquired businesses reflects the net sales of Moore Wallace Incorporated (acquired February 27, 2004), the Astron Group, Asia Printers Group, the Charlestown, Indiana print facility acquired from Adplex-Rhodes, Poligrafia and Spencer Press as if the respective acquisitions had occurred on January 1, 2004.